UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56254	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B

Salinas, California 93907

(Address of principal executive offices)

(831) 998-8214

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 24, 2022, Lowell Farms Inc. (the “Company”) and its subsidiary Cypress Manufacturing Company LLC (“Purchaser”) entered into a Purchase Agreement (the “Purchase Agreement”) with All Good Collective Corp. (“Seller”), pursuant to which Purchaser will acquire certain equipment assets and related contract rights and purchase rights. The purchase consideration to be paid by Purchaser to Seller will consist of $625,396 in cash and 10,000,000 shares of the Company’s subordinate voting shares (the “Shares”). The Company will issue the Shares to Seller promptly upon the delivery to the carrier ex-factory of the equipment assets.

The Company’s issuance of the Shares will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022	Lowell Farms Inc.

	By:	/s/ Brian Shure
	Name:	Brian Shure
	Title:	Chief Financial Officer

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